PAGE F-13

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


The following presents the computation of per share earnings reflecting the assumption that convertible debentures are converted.


                                                                           (IN THOUSANDS
                                                                      EXCEPT PER SHARE DATA)
                                                                      ----------------------
                                                                   1995        1994         1993
                                                                   ----        ----         ----
Net earnings                                                       $ 18,969    $ 21,455     $ 18,655

Add interest expense related to convertible
   debenture, net of income taxes                                       193         312          312

                                                               --------------------------------------
Adjusted net earnings for computation (1)                          $ 19,162    $ 21,767     $ 18,967
                                                               ======================================


Weighted average common shares outstanding                            7,344       7,337        7,334

Common equivalent shares from the assumed
   debenture conversion                                                    -        121           96

Adjusted common and common equivalent
                                                               --------------------------------------
   shares for computation (2)                                         7,344       7,458        7,430
                                                               ======================================


Net earnings per common and common equivalent
   shares outstanding (1 / 2)                                      $   2.61    $   2.92     $   2.55
                                                               ======================================
